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                                  UNITED STATES
                        SECURITIES & EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of report (Date of earliest event reported):
                                 August 5, 2002


                                INTERLIANT, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                    0-26115                  13-3978980
-------------------------------    ---------------          -------------------
(State or other jurisdiction       (Commission               (I.R.S. Employer
     of incorporation)              File Number)             Identification No.)



      Two Manhattanville Road
         Purchase, New York                                         10577
(Address of principal executive offices)                         (Zip Code)


                                 (914) 640-9000
              (Registrant's telephone number, including area code)




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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

On August 5, 2002, Interliant Inc. (the "Company") and all of its domestic subsidiaries (each a "Debtor" and collectively with the Company, the "Debtors") filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). The Debtors remain in possession of their assets and properties, and continue to operate their businesses and manage their properties under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code.

Further details of the filing are included in the press release attached as
Exhibit 99.1 to this report, which is incorporated by reference to this Item.

ITEM 5.  OTHER EVENTS

Interliant also announced on August 5, 2002 the resignation of Bruce Graham as its President and Chief Executive Officer. Mr. Graham will remain a member of Interliant's Board of Directors. Francis J. Alfano, Interliant's Chief Financial Officer, has assumed the positions of CEO and President, and has also been appointed as a director of the Company. In addition, Steve Munroe resigned as the Company's chief operating officer as of July 24, 2002 and Thomas Dircks and Merril Halpern of Charterhouse Group International, and Charlie Feld of The Feld Group, resigned from its Board of Directors as of August 1, 2002.

 The text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) The following document is furnished as an exhibit to this report:



Exhibit                                                                 Page
Number    Description                                                  Number
-------   ---------------------------------------------------         ---------
99.1      Press Release of Interliant, Inc. dated August 5, 2002.





                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 8, 2002

                                 INTERLIANT, INC.

                           By:   /s/ Bruce S. Klein
                               -------------------------
                               Bruce S. Klein
                               Senior Vice President, General
                               Counsel and Secretary